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                                                                     EXHIBIT 5.1

                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                              Palo Alto, CA  94304
                            Telephone:  650-493-9300
                               Fax:  650-493-6811



                                October 27, 1998


Inktomi Corporation
1900 South Norfolk Street
Suite 310
San Mateo, California 94403


     RE:  REGISTRATION STATEMENT ON FORM S-8:
          INKTOMI CORPORATION PRE-PLAN OPTIONS
          INKTOMI CORPORATION 1996 INCENTIVE PLAN
          INKTOMI CORPORATION 1998 STOCK PLAN
          INKTOMI CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN
          C2B TECHNOLOGIES, INC. 1997 STOCK PLAN
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Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 27, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, an aggregate of 3,452,917 shares of your Common Stock (the "Shares") reserved for issuance under the Inktomi Corporation Pre-Plan Options, Inktomi Corporation 1996 Incentive Plan, the Inktomi Corporation 1998 Stock Plan, the Inktomi Corporation 1998 Employee Stock Purchase Plan and the C2B Technologies Incorporated (formerly BeyondNews, Inc.) 1997 Stock Plan (collectively, the "Option Programs"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Option Programs.

     It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Option Programs, are or will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                 Very truly yours,

                                 WILSON SONSINI GOODRICH & ROSATI
                                 Professional Corporation